As filed with the Securities and Exchange Commission on August 27, 1996, Registration No.


                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                          __________________________________

                                       FORM S-8
                                REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933
                           ________________________________

                               ECKLER INDUSTRIES, INC.
                               -----------------------
                (Exact Name of Registrant As Specified in Its Charter)
                               Commission File #1-14082

              Florida                                      59-1469577
       -----------------------------------------------------------------
       [State of Incorporation]     [IRS Employer Identification Number]


                               5200 S. Washington Avenue
                        Titusville, Florida 32780   (407) 269-9680
                       -------------------------------------------
(Address, including Zip Code, and Telephone Number, including Area Code of
                      Registrant's principal executive offices)

STOCK ISSUED PURSUANT TO CONSULTING AGREEMENT AND RELATED STOCK OPTION AGREEMENT
- -------------------------------------------------------------------------------
                                 (Full Title of Plan)

                              Ralph H. Eckler, President
                              --------------------------

5200 S. Washington Avenue, Titusville, Florida 32780             (407) 269-9680
- -------------------------------------------------------------------------------
(Address, including Zip Code, and Telephone Number, including Area Code of Agent for Service)

                       ________________________________________

Pursuant to Rule 462 This Registration Statement Shall Become Effective Upon its Filing, and sales of the Registered Securities Will Begin As Soon as Reasonably Practicable Thereafter.



                                CALCULATION OF REGISTRATION FEE

- -----------------------------------------------------------------------------------------------------
                                                        Proposed Maximum
                                                        ----------------

Title of Each Class of            Amount            Offering        Aggregate
 Securities to be                  To Be            Price Per       Offering            Amount of
  Registered                   Registered (1)       Share (2)        Price          Registration Fee
  ----------                   --------------       ---------         -----         ----------------
   Class A                                       $       4.06      $1,258,600.00    $      434.00
 Common Stock                    310,000
- -----------------------------------------------------------------------------------------------------


(1) Pursuant to Rule 416 of the Securities act of 1933, as amended (the "Act") this Registration Statement also registers such indeterminate number of shares as may become issuable in connection with splits, share dividends or similar dilutive transactions made without consideration.
(2) Calculated solely for the purposes of this Offering under Rule 457 of the Act on the basis of the average high/low price on August 26, 1996 as quoted on the NASDAQ SmallCap Market.

               Documents Incorporated by Reference  / X / Yes  /  / No

                                       PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The Registrant incorporates the following documents by reference in this Registration Statement.

(a) Registrant's Annual Report on Form 10-KSB as filed with the Securities and Exchange Commission on January 16, 1996, Commission File No. 1-14082.

(b) Registrant's Quarterly Report on Form 10-QSB as filed with the Securities and Exchange Commission on February 13, 1996, Commission File No. 1-14082, and as amended by Amendment No. 2 filed on or about March 27, 1996.

(c) Registrant's Quarterly Report on Form 10-QSB as filed with the Securities and Exchange Commission on May 5, 1996, Commission File No. 1-14082.

(d) Registrant's Quarterly Report on Form 10-QSB as filed with the Securities and Exchange Commission on August 14, 1996, Commission File No. 1-14082.

(e) Registrant's Current Report on Form 8-K as filed with the Securities and Exchange Commission on March 13, 1996, Commission File No. 1-14082.

(f) Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 8, 1995, Commission File No. 0-27180, and the description of Registrant's Class A Common Stock contained therein.

(g) Registrant's Amendment No. 1 to Registration Statement on Form 8-A filed with the Securities and Exchange Commission on November 9, 1995, Commission File No. 0-27180 and Commission File No. 1-14082.

All other documents subsequently filed by Registrant under Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934 (the "Exchange Act"), and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    Section 607.0850(1) of the Florida Business Corporation Act ("FBCA") permits a Florida corporation to indemnify any person who was or is a party to any third party proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Section 607.0850(2) of the FBCA permits a Florida corporation to indemnify any person who was or is a party to a derivative action if such person acted in any of the capacities set forth in the preceding paragraph, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made under this subsection in respect to any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

    Section 607.0850(4) of the FBCA provides that any indemnification made under the above provisions, unless pursuant to a court determination, may be made only after a determination that the person to be indemnified has met the standard of conduct described above. This determination is to be made by a majority vote of a quorum consisting of the disinterested directors of the board of directors, by independent legal counsel, or by a majority vote of the disinterested shareholders. The board of directors also may designate a special committee of disinterested directors to make this determination. Section 607.0850(3), however, provides that to the extent that any officer, director, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to in subsection 607.0850(1) or subsection 607.0850(2), or in defense of any claim, issue, or matter therein, the Corporation must indemnify him against expenses actually and reasonably incurred by him in connection therewith.

    Section 607.0850(7) provides further that the indemnification and advancement of expenses provided in Section 607.0850 are not exclusive, and a corporation may make any other or further indemnification of advancement of expenses of any of its directors, officers, employees or agents under any bylaws, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office. However, a corporation cannot indemnify or advance expenses to or on behalf of such person if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and the director, officer, employee or agent (a) violated criminal law, unless he had reasonable cause to believe his conduct was not unlawful, (b) derived an improper personal benefit from a transaction, (c) was or is a director in a circumstance where liability under Section 607.0834 (relating to unlawful distribution) applies, or (d) engages in willful misconduct or conscious disregard for the best interests of the corporation in a proceeding by or in right of the corporation to procure a judgment in its favor or in a proceeding by or in right of a shareholder.

    The Company's Amended and Restated Bylaws ("Bylaws") provide for indemnification of directors, officers, and others. The general effect of the Bylaws provisions is to indemnify any officer, director, employee or agent against any liability arising from any action or suit to the fullest extent permitted by the FBCA. Advances against expenses may be made under the Bylaws, and indemnity coverage provided thereunder includes liabilities under federal securities laws as well as in other contexts. Specifically, Article V provides that any person, his heirs, or personal representative, made, or threatened to be made, a party to any threatened, pending, or completed action or proceeding, whether civil, criminal, administrative, or investigative, because he is or was a director, officer, employee or agent of [Eckler Industries, Inc. (the "Corporation")] or serves or served any other corporation or other enterprise in any capacity at the request of the Corporation, shall be indemnified by the Corporation, and the Corporation shall advance his related expenses to the full extent permitted by Florida law. In discharging his duty, any director, officer, employee or agent, when acting in good faith, may rely upon information, opinions, reports, or statements, including financial statements and other financial data, in each case prepared or presented by (1) one or more officers or employees of the Corporation whom the director, officer, employee or agent reasonably believes to be reliable and competent in the matters presented, (2) counsel, public accountants, or other persons as to matters that the director, officer, employee or agent believes to be within that person's professional or expert competence, or (3) in the case of a director, a committee of the board of directors upon which he does not serve, duly designated according to law, as to matters within its designated authority, if the director reasonably believes that the committee is competent. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which the person, his heirs, or personal representatives may be entitled. The Corporation may, upon the affirmative vote of a majority of its full board of directors, purchase insurance for the purpose of indemnifying these persons. The insurance may be for the benefit of all directors, officers and employees.

ITEM 7.  EXEMPTIONS FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.  EXHIBITS.


         Exhibit             Description
         -------             -----------
         5                   Opinion of Greenberg Traurig Hoffman Lipoff Rosen
                             & Quentel, P.A.

         10.1 Financial Public Relations Consulting Agreement between the Registrant and Gerald A. (Jerry) Larder, dated July 25, 1996

         10.1.1 Stock Option Agreement between the Registrant and Gerald A. (Jerry) Larder, dated July 25, 1996

         23.1                Consent of BDO Seidman, LLP

         23.2 Consent of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A. (contained in Exhibit 5)

         24 Powers of Attorney (included on signature page to the Registration Statement)

ITEM 9.  UNDERTAKINGS.

A.  The undersigned Registrant, a small business issuer, will:

    (1) File, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to include any additional or changed material information on the plan of distribution.

    (2) For determining liability under the Securities Act of 1933, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by final adjudication of such issue.

                                      SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Titusville, State of Florida, on this 27 day of August, 1996.

                        ECKLER INDUSTRIES, INC.

                        By:  /s/ Ralph H. Eckler
                             -----------------------------------------
                             Ralph H. Eckler
                             President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933 as amended, this Registration Statement on Form S-8 (the "Registration Statement") has been signed by the following person in the capacities and on the dates indicated. Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Ralph H. Eckler and Ronald V. Mohr, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities) (until revoked in writing) to sign any and all amendments (including additional post-effective amendments and amendments thereto) to this Registration Statement of Eckler Industries, Inc. and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Signature               Title                              Date
- ---------               -----                              ----

/s/ Ralph H. Eckler     President, Chief Executive         August 27, 1996
- -------------------     Officer, Director
Ralph H. Eckler

/s/ Ronald V. Mohr      Vice President Finance and         August 27, 1996
- -------------------     Admin., Director (Principal
Ronald V. Mohr          Financial Officer)

/s/ Joseph Yossifon     Director                           August 27, 1996
- -------------------
Joseph Yossifon

/s/ Donald Wojnowski    Director                           August 27, 1996
- --------------------
Donald Wojnowski

/s/ Ernest Restina      Controller                         August 27, 1996
- ---------------------
Ernest Restina

                                    EXHIBIT INDEX


Exhibit                      Description                        Page
- -------                      -----------                        ----

5             Opinion of Greenberg Traurig Hoffman Lipoff
              Rosen & Quentel, P.A.

10.1          Financial Public Relations Consulting Agreement

10.1.1        Stock Option Agreement

23.1          Consent of BDO Seidman, LLP